Exhibit 99.1
Unaudited Condensed Combined Financial Information
The following unaudited pro forma condensed combined financial information (the “financial information”) is presented to illustrate the estimated effects of:
(1) the merger consummated on July 2, 2015 (the “Merger Date”) pursuant to which, through a series of transactions, Kraft Foods Group, Inc. (“Kraft”) merged with and into a wholly owned subsidiary of H.J. Heinz Holding Corporation (“Heinz”) (the “2015 Merger”);
(2) the related equity investments of the Sponsors (as defined below); and
(3) the assumptions and adjustments described in the accompanying notes to the financial information.
At the closing of the 2015 Merger, Heinz was renamed The Kraft Heinz Company (“Kraft Heinz,” “we,” “us,” and “our”).
Before the consummation of the 2015 Merger, Heinz had been controlled by Berkshire Hathaway Inc. (“Berkshire Hathaway”) and 3G Global Food Holdings, L.P. (“3G Capital,” and together with Berkshire Hathaway, the “Sponsors”) following their acquisition of H.J. Heinz Company on June 7, 2013 (the “2013 Merger”). The Sponsors initially owned 850 million shares of common stock in Heinz; Berkshire Hathaway also held a warrant to purchase 46 million additional shares of common stock, which it exercised in June 2015. Prior to, but in connection with, the 2015 Merger, the Sponsors made equity investments whereby they purchased an additional 500 million newly issued shares of Heinz common stock for an aggregate purchase price of approximately $10.0 billion.
Immediately prior to the consummation of the 2015 Merger, each share of Heinz issued and outstanding common stock was reclassified and changed into 0.443332 of a share of Kraft Heinz common stock (the “Conversion”). In the 2015 Merger, all outstanding shares of Kraft common stock (other than deferred shares and restricted shares) were converted into the right to receive, on a one-for-one basis, shares of Kraft Heinz common stock. Upon the completion of the 2015 Merger, the Kraft shareholders of record immediately prior to the closing received a special cash dividend of $16.50 per share.
For additional information on the 2015 Merger, please refer to our Form 10-Q for the quarter ended June 28, 2015 and Kraft Heinz's other filings with the Securities and Exchange Commission (the “SEC”).
The following unaudited pro forma condensed combined statements of income by quarter for 2014 and for the first two quarters of 2015 are based on the historical financial statements of Heinz and Kraft after giving effect to the 2015 Merger, related equity investments, and the assumptions and adjustments described in the accompanying notes to this financial information.
The unaudited pro forma condensed combined statements of income are presented as if the 2015 Merger had been consummated on December 30, 2013, the first business day of our 2014 fiscal year, and combine the historical results of Heinz and Kraft. The unaudited pro forma condensed combined statements of income set forth below primarily give effect to the following assumptions and adjustments:

•	Application of the acquisition method of accounting;

•	The issuance of Heinz common stock to the Sponsors in connection with the equity investments;

•	The Conversion;

•	The exchange of one share of Kraft Heinz common stock for each share of Kraft common stock; and

•	Conformance of accounting policies.
The financial information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the completion of the acquisition. We utilized estimated fair values at the Merger Date for the preliminary allocation of consideration to the net tangible and intangible assets acquired and liabilities assumed. During the measurement period, we will continue to obtain information to assist in determining the fair value of net assets acquired, which may differ materially from these preliminary estimates.
The historical consolidated financial statements have been adjusted in the accompanying financial information to give effect to unaudited pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) are expected to have a continuing impact on the results of operations of the combined company.

The financial information has been prepared based upon currently available information and assumptions deemed appropriate by our management. This financial information is not necessarily indicative of what our results of operations actually would have been had the 2015 Merger been completed as of December 30, 2013. In addition, the financial information is not indicative of future results or current financial conditions and does not reflect any anticipated synergies, operating efficiencies, cost savings or any integration costs that may result from the 2015 Merger.
The financial information should be read in conjunction with historical financial statements and accompanying notes filed with the SEC. We made certain reclassifications to the historical Kraft and Heinz results to align accounting policies and eliminate intercompany sales in all periods presented. This included the following changes to historical Heinz results to harmonize our accounting and reporting as a combined company:

•
We made a voluntary change in accounting policy to classify certain warehouse and distribution costs (including shipping and handling costs) associated with the distribution of finished product to our customers as cost of products sold, which were previously recorded in selling, general and administrative expenses (“SG&A”). We made this voluntary change in accounting policy because we believe this presentation is preferable, as the classification in cost of products sold better reflects the cost of producing and distributing products. As required by U.S. GAAP, this change has been retrospectively applied.

•
We made a voluntary change in accounting policy to classify our trademark and license intangible asset impairments and amortization in SG&A, which were previously recorded in cost of products sold. We made this voluntary change in accounting policy because we believe this presentation is preferable, as removing these expenses from cost of products sold better aligns cost of products sold with costs directly associated with generating revenue. As required by U.S. GAAP, this change has been retrospectively applied.

•
We determined that we had previously misclassified customer related intangible asset amortization. Such costs were previously included in cost of products sold but should have been included in SG&A. We have revised the classification to report these expenses in SG&A in all periods presented.

•	We reclassified expenses related to the 2015 Merger into SG&A. Previously, we recorded these expenses as 2015 Merger related costs in our condensed consolidated statements of income.

•	We combined interest income and other expense, net.

The Kraft Heinz Company
Summary of Pro Forma Condensed Combined Statements of Income
(in millions, except per share data)
(Unaudited)

	For the Three Months Ended				For the Year Ended	For the Three Months Ended		For the Six Months Ended
	March 30, 2014	June 29, 2014	September 28, 2014	December 28, 2014	December 28, 2014	March 29, 2015	June 28, 2015	June 28, 2015
Net sales	$7,160	$7,473	$6,993	$7,496	$29,122	$6,830	$7,130	$13,960
Cost of products sold	4,816	5,153	4,893	5,284	20,146	4,556	4,709	9,265
Gross profit	2,344	2,320	2,100	2,212	8,976	2,274	2,421	4,695
Selling, general and administrative expenses	1,130	1,170	1,002	1,291	4,593	992	1,107	2,099
Operating income	1,214	1,150	1,098	921	4,383	1,282	1,314	2,596
Interest expense	275	276	274	288	1,113	305	497	802
Other expense/(income), net	5	41	20	(9)	57	(56)	246	190
Income before income taxes	934	833	804	642	3,213	1,033	571	1,604
Provision for income taxes	286	263	194	137	880	292	201	493
Net income	648	570	610	505	2,333	741	370	1,111
Net income attributable to noncontrolling interest	3	8	2	2	15	3	4	7
Net income attributable to Kraft Heinz	645	562	608	503	2,318	738	366	1,104
Preferred dividend	180	180	180	180	720	180	180	360
Net income attributable to common shareholders	$465	$382	$428	$323	$1,598	$558	$186	$744

Basic common shares outstanding	1,192	1,192	1,192	1,192	1,192	1,187	1,194	1,190
Diluted common shares outstanding	1,222	1,222	1,222	1,222	1,222	1,218	1,224	1,221

Per share data applicable to common shareholders:
Basic earnings per share	$0.39	$0.32	$0.36	$0.27	$1.34	$0.47	$0.16	$0.63
Diluted earnings per share	$0.38	$0.31	$0.35	$0.26	$1.31	$0.46	$0.15	$0.61

Refer to subsequent tables for reconciliations from historical consolidated financial statements to unaudited pro forma condensed combined financial information.

The Kraft Heinz Company
Pro Forma Condensed Combined Statement of Income
For the Three Months Ended March 30, 2014
(in millions, except per share data)
(Unaudited)

	Historical Heinz	Historical Kraft	Pro Forma Adjustments[1]	Pro Forma
Net sales	$2,800	$4,360	$—	$7,160
Cost of products sold	1,988	2,766	62	4,816
Gross profit	812	1,594	(62)	2,344
Selling, general and administrative expenses	379	690	61	1,130
Operating income	433	904	(123)	1,214
Interest expense	169	126	(20)	275
Other expense/(income), net	15	(10)	—	5
Income before income taxes	249	788	(103)	934
Provision for income taxes	51	275	(40)	286
Net income	198	513	(63)	648
Net income attributable to noncontrolling interest	3	—	—	3
Net income attributable to Kraft Heinz	195	513	(63)	645
Preferred dividend	180	—	—	180
Net income attributable to common shareholders	$15	$513	$(63)	$465

Basic common shares outstanding				1,192
Diluted common shares outstanding				1,222

Per share data applicable to common shareholders:
Basic earnings per share				$0.39
Diluted earnings per share				$0.38

1 Refer to Summary of Pro Forma Adjustments at the end of this section for detail of the pro forma adjustments and related notes.

The Kraft Heinz Company
Pro Forma Condensed Combined Statement of Income
For the Three Months Ended June 29, 2014
(in millions, except per share data)
(Unaudited)

	Historical Heinz	Historical Kraft	Pro Forma Adjustments[1]	Pro Forma
Net sales	$2,729	$4,744	$—	$7,473
Cost of products sold	1,926	3,196	31	5,153
Gross profit	803	1,548	(31)	2,320
Selling, general and administrative expenses	429	675	66	1,170
Operating income	374	873	(97)	1,150
Interest expense	168	128	(20)	276
Other expense, net	37	4	—	41
Income before income taxes	169	741	(77)	833
Provision for income taxes	34	259	(30)	263
Net income	135	482	(47)	570
Net income attributable to noncontrolling interest	8	—	—	8
Net income attributable to Kraft Heinz	127	482	(47)	562
Preferred dividend	180	—	—	180
Net (loss)/income attributable to common shareholders	$(53)	$482	$(47)	$382

Basic common shares outstanding				1,192
Diluted common shares outstanding				1,222

Per share data applicable to common shareholders:
Basic earnings per share				$0.32
Diluted earnings per share				$0.31

1 Refer to Summary of Pro Forma Adjustments at the end of this section for detail of the pro forma adjustments and related notes.

The Kraft Heinz Company
Pro Forma Condensed Combined Statement of Income
For the Three Months Ended September 28, 2014
(in millions, except per share data)
(Unaudited)

	Historical Heinz	Historical Kraft	Pro Forma Adjustments[1]	Pro Forma
Net sales	$2,594	$4,399	$—	$6,993
Cost of products sold	1,827	3,078	(12)	4,893
Gross profit	767	1,321	12	2,100
Selling, general and administrative expenses	358	595	49	1,002
Operating income	409	726	(37)	1,098
Interest expense	167	127	(20)	274
Other expense/(income), net	28	(8)	—	20
Income before income taxes	214	607	(17)	804
Provision for income taxes	40	161	(7)	194
Net income	174	446	(10)	610
Net income attributable to noncontrolling interest	2	—	—	2
Net income attributable to Kraft Heinz	172	446	(10)	608
Preferred dividend	180	—	—	180
Net (loss)/income attributable to common shareholders	$(8)	$446	$(10)	$428

Basic common shares outstanding				1,192
Diluted common shares outstanding				1,222

Per share data applicable to common shareholders:
Basic earnings per share				$0.36
Diluted earnings per share				$0.35

1 Refer to Summary of Pro Forma Adjustments at the end of this section for detail of the pro forma adjustments and related notes.

The Kraft Heinz Company
Pro Forma Condensed Combined Statement of Income
For the Three Months Ended December 28, 2014
(in millions, except per share data)
(Unaudited)

	Historical Heinz	Historical Kraft	Pro Forma Adjustments[1]	Pro Forma
Net sales	$2,799	$4,697	$—	$7,496
Cost of products sold	1,904	4,208	(828)	5,284
Gross profit	895	489	828	2,212
Selling, general and administrative expenses	543	1,102	(354)	1,291
Operating income/(loss)	352	(613)	1,182	921
Interest expense	182	126	(20)	288
Other expense/(income), net	(1)	(8)	—	(9)
Income before income taxes	171	(731)	1,202	642
Provision for/(benefit from) income taxes	6	(332)	463	137
Net income/(loss)	165	(399)	739	505
Net income attributable to noncontrolling interest	2	—	—	2
Net income/(loss) attributable to Kraft Heinz	163	(399)	739	503
Preferred dividend	180	—	—	180
Net (loss)/income attributable to common shareholders	$(17)	$(399)	$739	$323

Basic common shares outstanding				1,192
Diluted common shares outstanding				1,222

Per share data applicable to common shareholders:
Basic earnings per share				$0.27
Diluted earnings per share				$0.26

1 Refer to Summary of Pro Forma Adjustments at the end of this section for detail of the pro forma adjustments and related notes.

The Kraft Heinz Company
Pro Forma Condensed Combined Statement of Income
For the Three Months Ended March 29, 2015
(in millions, except per share data)
(Unaudited)

	Historical Heinz	Historical Kraft	Pro Forma Adjustments[1]	Pro Forma
Net sales	$2,478	$4,352	$—	$6,830
Cost of products sold	1,631	2,989	(64)	4,556
Gross profit	847	1,363	64	2,274
Selling, general and administrative expenses	338	622	32	992
Operating income	509	741	32	1,282
Interest expense	201	124	(20)	305
Other income, net	(39)	(17)	—	(56)
Income before income taxes	347	634	52	1,033
Provision for income taxes	68	204	20	292
Net income	279	430	32	741
Net income attributable to noncontrolling interest	3	—	—	3
Net income attributable to Kraft Heinz	276	430	32	738
Preferred dividend	180	—	—	180
Net income attributable to common shareholders	$96	$430	$32	$558

Basic common shares outstanding				1,187
Diluted common shares outstanding				1,218

Per share data applicable to common shareholders:
Basic earnings per share				$0.47
Diluted earnings per share				$0.46

1 Refer to Summary of Pro Forma Adjustments at the end of this section for detail of the pro forma adjustments and related notes.

The Kraft Heinz Company
Pro Forma Condensed Combined Statement of Income
For the Three Months Ended June 28, 2015
(in millions, except per share data)
(Unaudited)

	Historical Heinz	Historical Kraft	Pro Forma Adjustments[1]	Pro Forma
Net sales	$2,616	$4,514	$—	$7,130
Cost of products sold	1,734	2,945	30	4,709
Gross profit	882	1,569	(30)	2,421
Selling, general and administrative expenses	438	646	23	1,107
Operating income	444	923	(53)	1,314
Interest expense	394	123	(20)	497
Other expense, net	245	1	—	246
(Loss)/income before income taxes	(195)	799	(33)	571
(Benefit from)/provision for income taxes	(35)	248	(12)	201
Net (loss)/income	(160)	551	(21)	370
Net income attributable to noncontrolling interest	4	—	—	4
Net (loss)/income attributable to Kraft Heinz	(164)	551	(21)	366
Preferred dividend	180	—	—	180
Net (loss)/income attributable to common shareholders	$(344)	$551	$(21)	$186

Basic common shares outstanding				1,194
Diluted common shares outstanding				1,224

Per share data applicable to common shareholders:
Basic earnings per share				$0.16
Diluted earnings per share				$0.15

1 Refer to Summary of Pro Forma Adjustments at the end of this section for detail of the pro forma adjustments and related notes.

The Kraft Heinz Company
Summary of Pro Forma Adjustments
(in millions)
(Unaudited)

	For the Three Months Ended
	March 30, 2014	June 29, 2014	September 28, 2014	December 28, 2014	March 29, 2015	June 28, 2015
Impact to cost of products sold:
Postemployment benefit costs (a)	$62	$31	$(12)	$(828)	$(64)	$30
Impact to cost of products sold	$62	$31	$(12)	$(828)	$(64)	$30

Impact to selling, general and administrative expenses:
Depreciation and amortization (b)	$42	$42	$42	$42	$42	$42
Compensation expense (c)	18	16	15	19	13	18
Postemployment benefit costs (a)	1	8	(8)	(415)	1	10
Deal costs (d)	—	—	—	—	(24)	(47)
Impact to selling, general and administrative expenses	$61	$66	$49	$(354)	$32	$23

Impact to interest expense:
Interest expense (e)	$(20)	$(20)	$(20)	$(20)	$(20)	$(20)
Impact to interest expense	$(20)	$(20)	$(20)	$(20)	$(20)	$(20)

Pro forma adjustments included in the unaudited pro forma condensed combined statements of income are as follows:

(a)
Represents the change to align Kraft's accounting policy to our accounting policy for postemployment benefit plans. Kraft historically elected a mark-to-market accounting policy and recognized net actuarial gains or losses and changes in the fair value of plan assets immediately in earnings upon remeasurement. Our policy is to initially record such items in other comprehensive income/(loss). Also represents the elimination of Kraft’s historical amortization of postemployment benefit plan prior service credits.

(b)
Represents incremental amortization resulting from the fair value adjustment of Kraft’s definite-lived intangible assets in connection with the 2015 Merger. The net change in depreciation expense resulting from the fair value adjustment of property, plant, and equipment was insignificant.

(c)	Represents the incremental compensation expense due to the fair value remeasurement of certain of Kraft’s equity awards in connection with the 2015 Merger.

(d)	Represents the elimination of nonrecurring deal costs incurred in connection with the 2015 Merger.

(e)
Represents the incremental change in interest expense resulting from the fair value adjustment of Kraft’s long-term debt in connection with the 2015 Merger, including the elimination of the historical amortization of deferred financing fees and amortization of original issuance discount.

We calculated the income tax effect of the pro forma adjustments using a 38.5% weighted average statutory tax rate for all periods presented.
Additionally, we calculated the unaudited pro forma weighted average number of basic shares outstanding by adding Heinz’s historical weighted average number of basic shares outstanding, the 500 million shares issued to the Sponsors in connection with the equity investments (after giving effect to the Conversion), and the historical weighted average number of basic shares of Kraft, which were converted on a 1:1 basis into shares of Kraft Heinz.
We calculated the unaudited pro forma weighted average number of diluted shares outstanding by adding the effect of dilutive securities to the unaudited pro forma weighted average number of basic shares outstanding.

Non-GAAP Financial Measures
To supplement the financial information, we have presented Pro Forma Organic Net Sales, Adjusted Pro Forma EBITDA and Adjusted Pro Forma EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, the financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) that we provide.
The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. Pro Forma Organic Net Sales, Adjusted Pro Forma EBITDA and Adjusted Pro Forma EPS are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, operating income, earnings per common share (“EPS”), or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.
We define Pro Forma Organic Net Sales as pro forma net sales excluding the impact of acquisitions, currency, and divestitures. We calculate the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela following our June 28, 2015 currency devaluation, for which we calculate the previous year's results using the current year's exchange rate. Management believes that presenting Pro Forma Organic Net Sales is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating our results.
Adjusted Pro Forma EBITDA is defined as pro forma net income/(loss) from continuing operations before interest expense, other expense, net, provision for/(benefit from) income taxes, depreciation and amortization; excluding the impacts of integration and restructuring expenses, merger costs, unrealized gains/(losses) on commodity hedges, equity award compensation expense, impairment losses, gains/(losses) on the sale of a business, and nonmonetary currency devaluation. Adjusted Pro Forma EBITDA is a tool intended to assist management in comparing our performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect our core operations. The definition of Adjusted Pro Forma EBITDA may not be comparable to similarly titled measures used by other companies.
We define Adjusted Pro Forma EPS as pro forma diluted EPS excluding the impacts of integration and restructuring expenses, merger costs, unrealized gains/(losses) on commodity hedges, impairment losses, gains/(losses) on the sale of a business, and nonmonetary currency devaluation. Management uses Adjusted Pro Forma EPS to assess operating performance on a consistent basis.
See the attached schedules for supplemental financial data, which includes the financial information, and corresponding reconciliations of Pro Forma Organic Net Sales, Adjusted Pro Forma EBITDA and Adjusted Pro Forma EPS for the relevant periods.

The Kraft Heinz Company
Pro Forma Organic Net Sales
(in millions)
(Unaudited)
Reconciliation of Pro Forma Net Sales to Pro Forma Organic Net Sales

	For the Three Months Ended				For the Year Ended	For the Three Months Ended		For the Six Months Ended
	March 30, 2014	June 29, 2014	September 28, 2014	December 28, 2014	December 28, 2014	March 29, 2015	June 28, 2015	June 28, 2015
Pro forma net sales	$7,160	$7,473	$6,993	$7,496	$29,122	$6,830	$7,130	$13,960
Impact of currency	—	—	(134)	(140)	(274)	243	326	569
Impact of divestitures	(30)	(28)	(26)	(39)	(123)	(29)	(15)	(44)
Pro Forma Organic Net Sales	$7,130	$7,445	$6,833	$7,317	$28,725	$7,044	$7,441	$14,485
Pro Forma Net Sales by Reportable Segment

	For the Three Months Ended				For the Year Ended	For the Three Months Ended		For the Six Months Ended
	March 30, 2014	June 29, 2014	September 28, 2014	December 28, 2014	December 28, 2014	March 29, 2015	June 28, 2015	June 28, 2015
United States	$4,894	$4,953	$4,716	$5,072	$19,635	$4,790	$4,871	$9,661
Canada	636	757	665	753	2,811	551	664	1,215
Europe	763	766	696	748	2,973	626	620	1,246
Rest of World	867	997	916	923	3,703	863	975	1,838
Pro forma net sales	$7,160	$7,473	$6,993	$7,496	$29,122	$6,830	$7,130	$13,960
Pro Forma Organic Net Sales by Reportable Segment

	For the Three Months Ended				For the Year Ended	For the Three Months Ended		For the Six Months Ended
	March 30, 2014	June 29, 2014	September 28, 2014	December 28, 2014	December 28, 2014	March 29, 2015	June 28, 2015	June 28, 2015
United States	$4,894	$4,953	$4,716	$5,072	$19,635	$4,790	$4,871	$9,661
Canada	636	757	665	753	2,811	614	752	1,366
Europe	733	738	670	709	2,850	690	718	1,408
Rest of World	867	997	782	783	3,429	950	1,100	2,050
Pro Forma Organic Net Sales	$7,130	$7,445	$6,833	$7,317	$28,725	$7,044	$7,441	$14,485

The Kraft Heinz Company
Reconciliation of Pro Forma Net Sales to Pro Forma Organic Net Sales
For the Three Months Ended March 29, 2015 and March 30, 2014
(dollars in millions)
(Unaudited)

	Pro Forma Net Sales	Impact of Currency	Impact of Divestitures	Pro Forma Organic Net Sales	Price	Volume/Mix
March 29, 2015
United States	$4,790	$—	$—	$4,790
Canada	551	63	—	614
Europe	626	93	(29)	690
Rest of World	863	87	—	950
	$6,830	$243	$(29)	$7,044

March 30, 2014
United States	$4,894	$—	$—	$4,894
Canada	636	—	—	636
Europe	763	—	(30)	733
Rest of World	867	—	—	867
	$7,160	$—	$(30)	$7,130

Year-over-year growth rates
United States	(2.1)%	0.0 pp	0.0 pp	(2.1)%	1.5 pp	(3.6) pp
Canada	(13.3)%	9.9 pp	0.0 pp	(3.4)%	5.1 pp	(8.5) pp
Europe	(18.0)%	12.8 pp	(0.7) pp	(5.9)%	0.6 pp	(6.5) pp
Rest of World	(0.7)%	10.0 pp	0.0 pp	9.3%	9.2 pp	0.1 pp
	(4.6)%	3.4 pp	0.0 pp	(1.2)%	2.6 pp	(3.8) pp

The Kraft Heinz Company
Reconciliation of Pro Forma Net Sales to Pro Forma Organic Net Sales
For the Three Months Ended June 28, 2015 and June 29, 2014
(dollars in millions)
(Unaudited)

	Pro Forma Net Sales	Impact of Currency	Impact of Divestitures	Pro Forma Organic Net Sales	Price	Volume/Mix
June 28, 2015
United States	$4,871	$—	$—	$4,871
Canada	664	88	—	752
Europe	620	113	(15)	718
Rest of World	975	125	—	1,100
	$7,130	$326	$(15)	$7,441

June 29, 2014
United States	$4,953	$—	$—	$4,953
Canada	757	—	—	757
Europe	766	—	(28)	738
Rest of World	997	—	—	997
	$7,473	$—	$(28)	$7,445

Year-over-year growth rates
United States	(1.7)%	0.0 pp	0.0 pp	(1.7)%	(0.2) pp	(1.5) pp
Canada	(12.3)%	11.6 pp	0.0 pp	(0.7)%	(0.7) pp	0.0 pp
Europe	(19.1)%	15.4 pp	1.1 pp	(2.6)%	1.4 pp	(4.0) pp
Rest of World	(2.2)%	12.6 pp	0.0 pp	10.4%	9.0 pp	1.4 pp
	(4.6)%	4.4 pp	0.2 pp	0.0%	1.1 pp	(1.1) pp

The Kraft Heinz Company
Reconciliation of Pro Forma Operating Income to Adjusted Pro Forma EBITDA
(in millions)
(Unaudited)

	For the Three Months Ended				For the Year Ended	For the Three Months Ended		For the Six Months Ended
	March 30, 2014	June 29, 2014	September 28, 2014	December 28, 2014	December 28, 2014	March 29, 2015	June 28, 2015	June 28, 2015
Pro forma operating income	$1,214	$1,150	$1,098	$921	$4,383	$1,282	$1,314	$2,596
Depreciation and amortization (excluding integration and restructuring expenses)	241	231	222	230	924	216	210	426
Integration and restructuring expenses	163	176	163	241	743	81	118	199
Merger costs	18	16	15	19	68	13	41	54
Unrealized (gains)/losses on commodity hedges	(42)	19	10	92	79	(2)	(21)	(23)
Impairment losses	—	62	—	159	221	—	58	58
Gain on sale of business	—	—	—	—	—	—	(21)	(21)
Nonmonetary currency devaluation	—	—	—	—	—	—	49	49
Equity award compensation expense	32	22	26	28	108	19	25	44
Adjusted Pro Forma EBITDA	$1,626	$1,676	$1,534	$1,690	$6,526	$1,609	$1,773	$3,382

Segment Adjusted EBITDA[1]:
United States	$1,196	$1,119	$1,046	$1,138	$4,499	$1,145	$1,231	$2,376
Canada	124	173	138	180	615	113	151	264
Europe	217	236	205	240	898	214	225	439
Rest of World	133	183	177	196	689	168	205	373
General corporate expenses	(44)	(35)	(32)	(64)	(175)	(31)	(39)	(70)
Adjusted Pro Forma EBITDA	$1,626	$1,676	$1,534	$1,690	$6,526	$1,609	$1,773	$3,382

1Management evaluates segment performance based on several factors including net sales and segment adjusted earnings before interest, tax, depreciation and amortization (“Segment Adjusted EBITDA”). Management uses Segment Adjusted EBITDA to evaluate segment performance and allocate resources. Segment Adjusted EBITDA assists management in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations. Segment Adjusted EBITDA excludes the impacts of depreciation and amortization, equity award compensation expense, integration and restructuring expenses, merger costs, unrealized gains and losses on commodity hedges (the unrealized gains and losses are recorded in Corporate until realized; once realized, the gains and losses are recorded in the applicable segment operating results), impairment losses, gain/loss associated with the sale of a business, nonmonetary currency devaluation, and certain general corporate expenses. Segment Adjusted EBITDA includes the operating results of acquired companies on a pro forma basis as if the acquisition had occurred on the first day of the earliest period presented.

The Kraft Heinz Company
Reconciliation of Pro Forma Diluted EPS to Adjusted Pro Forma EPS
(Unaudited)

	For the Three Months Ended				For the Year Ended	For the Three Months Ended		For the Six Months Ended
	March 30, 2014	June 29, 2014	September 28, 2014	December 28, 2014	December 28, 2014	March 29, 2015	June 28, 2015	June 28, 2015
Pro forma diluted EPS	$0.38	$0.31	$0.35	$0.26	$1.31	$0.46	$0.15	$0.61
Integration and restructuring expenses	0.11	0.13	0.09	0.10	0.43	0.05	0.07	0.12
Merger costs	0.01	0.01	0.01	0.01	0.04	0.02	0.15	0.17
Unrealized (gains)/losses on commodity hedges	(0.02)	0.01	0.01	0.05	0.05	—	(0.01)	(0.01)
Impairment losses	—	0.03	—	0.08	0.11	—	0.03	0.03
Gain on sale of business	—	—	—	—	—	—	(0.01)	(0.01)
Nonmonetary currency devaluation	—	—	—	—	—	—	0.23	0.23
Adjusted Pro Forma EPS	$0.48	$0.49	$0.46	$0.50	$1.94	$0.53	$0.61	$1.14